Exhibit 99.1

MoneyGram International Reports Fourth Quarter, Full-Year 2009 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--February 4, 2010--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the fourth quarter and full year 2009.

  Money transfer transaction volume increased 7 percent, and money transfer fee and other revenue increased 6 percent in the fourth quarter of 2009 versus prior year. On a constant currency basis, money transfer fee and other revenue increased 3 percent versus prior year.
  Global agent locations reached 190,000, an 8 percent increase over prior year.
  Total revenue in the fourth quarter was $296.4 million compared with $319.0 million in the same period last year. Fourth quarter 2008 total revenue included net securities gains of $10.2 million and investment revenue that was $27.6 million more favorable compared with 2009.
  Full-year total revenue in 2009 was $1,171.9 million, up from $927.1 million in 2008. Total revenue in 2008 included net securities losses of $340.7 million and investment revenue that was $128.9 million more favorable compared with 2009.
  Net income for the quarter was $28.1 million and EBITDA was $60.0 million. Both net income and EBITDA benefited from $2.6 million (pre-tax) of significant items in the quarter. These items include a $15.5 million curtailment gain on the Company’s benefit plans, partially offset by $7.1 million of stock-based compensation and $6.1 million in asset impairment charges. Net income included a $20.3 million tax benefit related to net securities losses in 2007 and 2008.
  Adjusted EBITDA in the quarter was $57.4 million versus $62.4 million in the prior year. Fourth-quarter 2009 Adjusted EBITDA includes $6.0 million of net investment revenue compared with $33.0 million in the comparable period last year.

“During the quarter, we increased our money transfer revenue, grew our global agent network and launched new products and services to bring more value to more customers all over the world,” said Pamela H. Patsley, chairman and chief executive officer. “Despite the challenging economic environment, MoneyGram delivered solid financial results from our core money transfer business in the quarter and for the full year. We expect to see continued improvements in our business as we implement global efficiency initiatives and make investments in our products, network and brand to position MoneyGram for profitable, sustainable growth.”

Balance Sheet Items

In the fourth quarter of 2009, MoneyGram paid the remaining $45.0 million outstanding on its revolving credit facility and made a $40.0 million prepayment on its Senior Tranche B Loan under its Senior Facility. In 2009, the Company paid down $186.9 million, or 19 percent, of its total outstanding debt. The Company ended the year with assets in excess of payment service obligations of $313.3 million.

Market Development

The Company continues its focus on enhancing its product offerings and expanding its agent network. MoneyGram recently:

  Announced an agreement with SMART Communications, Inc. that will make it easier and more convenient for consumers in the Philippines to receive money transfers to their SMART Money account on their mobile phones. This relationship connects money transfer services to SMART's network of over 39 million mobile phone users in the Philippines.
  Launched the Poste Mobile service in Italy, enabling customers of the Italian Post Office to send a money transfer from a mobile phone.

  Announced an expansion of its agreement with the Bank of China to bring money transfer services to the bank’s 10,000 locations across China.
  Expanded its network in India through an agreement with two urban co-operative banks, Abhyudaya Co-op Bank and Thane Janata Sahakari Bank.
  Added Hungary to its global money transfer network with the signing of new super agent Corner Cash Keszpenz Zrt.
  Renewed its agreement with Duane Reade, the New York City-based drugstore chain, and added Utility Bill Payment services as part of the multi-year agreement.
  Announced an alliance with Alpha Bank Srbija A.D. to add MoneyGram money transfer services to more than 165 locations in Serbia.
  Expanded its presence in Romania through an agreement with Intesa Sanpaolo Bank to offer money transfer services at nearly 100 locations in the country.
  Introduced MoneyGram Rewards in Canada, expanding the Company’s loyalty program that offers members fee discounts, receive notices, and fast and convenient money transfers.
  Announced an agreement between MoneyGram’s wholly owned subsidiary PropertyBridge and Bank of America Merrill Lynch that will bring PropertyBridge’s state-of-the-art rent and lease payments platform to the bank’s property management clients, which include 40 of the top 50 property management companies in the U.S.

“In 2010, we will continue to focus on increasing our market share through strategic network expansion and the introduction of new products that bring compelling value to our consumers across the globe,” added Patsley. “In addition, we will deploy our capital prudently and capture operating efficiencies as we seek to create long-term shareholder value.”

Segment Reporting Changes

MoneyGram revised its segment reporting in the fourth quarter of 2009 to reflect changes in how it reviews operating performance and allocates resources. The Company now manages its business primarily through two reporting segments: Global Funds Transfer, which is composed of the money transfer and bill payment products; and Financial Paper Products, which is composed of the official check and money order products.

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment rose to $263.8 million in the fourth quarter of 2009 from $252.2 million in the same period last year. The segment reported operating income of $29.0 million, and an operating margin of 11.0 percent in the fourth quarter.

Money transfer transaction volume increased 7 percent and fee and other revenue increased 6 percent to $230.6 million in the fourth quarter of 2009 from $217.0 million in the fourth quarter of 2008. On a constant currency basis, money transfer fee and other revenue improved 3 percent. The difference between transaction growth and constant currency revenue growth is primarily related to lower average principal and lower average fee per transaction.

In the fourth quarter, money transfer transactions originating in the United States, which excludes transactions sent to Mexico, increased 7 percent. Transactions originating outside of the United States increased 13 percent from the prior year. The economic downturn in Spain continues to impact the Company’s non-U.S. transaction growth. Excluding Spain, transactions originating outside of the United States increased a healthy 20 percent from the prior year. MoneyGram’s fourth quarter transaction volume to Mexico decreased 13 percent.

Bill payment transaction volume declined 3 percent and fee and other revenue decreased 5 percent to $33.1 million in the fourth quarter of 2009 from $34.7 million in the fourth quarter of 2008. MoneyGram’s bill payment products continued to be impacted by the economic slow-down in the U.S., particularly in the auto and credit card sectors.

Financial Paper Products Segment Results

Financial Paper Products total revenue declined to $30.1 million in the fourth quarter of 2009 from $52.9 million in the fourth quarter of 2008. Total revenue in 2009 and 2008 reflect investment revenue of $5.7 million and $33.4 million, respectively. The segment reported operating income of $1.4 million in the fourth quarter of 2009, compared with $24.1 million in the fourth quarter of 2008.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization) and Adjusted EBITDA (EBITDA adjusted for significant items). The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA and Adjusted EBITDA are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)
Table Two – Segment Results
Table Three – EBITDA and Adjusted EBITDA
Table Four – Consolidated Balance Sheets
Table Five – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will host a conference call today at 9:00 a.m. ET, 8:00 a.m. CT to discuss its fourth quarter and full-year 2009 results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-877-548-7911 in the U.S. The participant confirmation number is 9618545. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available one hour after the call concludes through 5:00 p.m. ET on Feb. 11, 2010. The replay of the call is available at 1-888-203-1112 for U.S. callers or 1-719-457-0820 for international callers. The confirmation code is 9618545.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 190,000 global money transfer agent locations in 190 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical and factual information contained herein, particularly those statements pertaining to MoneyGram’s expectations, guidance or future operating results, are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are only as of the date they are made, and unless legally required, MoneyGram undertakes no obligation to update or revise publicly any forward-looking statement. Words such as “estimates,” “expects,” “projects,” “plans” and other similar expressions or future or conditional verbs such as “will,” “should,” “could,” and “would” are intended to identify such forward-looking statements. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to the following: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) sustained illiquidity of global financial markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) weak economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume and/or revenue; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws, regulatory requirements, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business or reduce the market for or value of our services; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control (“OFAC”) restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers; (s) our ability to mitigate fraud risks from consumers, agents and other third parties; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		2009 vs	December 31,		2009 vs
(Amounts in thousands, except per share data)	2009	2008	2008	2009	2008	2008

REVENUE
Fee and other revenue	$289,393	$274,978	$14,415	$1,130,893	$1,105,676	$25,217
Investment revenue	6,224	33,836	(27,612)	33,219	162,130	(128,911)
Net securities gains (losses)	763	10,155	(9,392)	7,790	(340,688)	348,478
Total revenue	296,380	318,969	(22,589)	1,171,902	927,118	244,784
Fee commissions expense	128,445	124,590	3,855	497,105	502,317	(5,212)
Investment commissions expense	234	819	(585)	1,362	102,292	(100,930)
Total commissions expense	128,679	125,409	3,270	498,467	604,609	(106,142)
Net revenue	167,701	193,560	(25,859)	673,435	322,509	350,926

EXPENSES
Compensation and benefits	40,819	50,604	(9,785)	199,053	224,580	(25,527)
Transaction and operations support	65,804	68,012	(2,208)	264,027	219,905	44,122
Occupancy, equipment and supplies	11,908	11,312	596	47,425	45,994	1,431
Interest expense	28,095	28,389	(294)	107,911	95,020	12,891
Depreciation and amortization	13,257	14,275	(1,018)	57,091	56,672	419
Valuation loss on embedded derivatives	-	-	-	-	16,030	(16,030)
Debt extinguishment loss	-	-	-	-	1,499	(1,499)
Total expenses	159,883	172,592	(12,709)	675,507	659,700	15,807
Income (loss) before income taxes	7,818	20,968	(13,150)	(2,072)	(337,191)	335,119
Income tax benefit	(20,306)	(101,893)	81,587	(20,416)	(75,806)	55,390
NET INCOME (LOSS)	$28,124	$122,861	$(94,737)	$18,344	$(261,385)	$279,729

Basic (loss) earnings per common share	$(0.04)	$0.23	$(0.27)	$(1.24)	$(4.19)	$2.95
Diluted (loss) earnings per common share	$(0.04)	$0.22	$(0.26)	$(1.24)	$(4.19)	$2.95

Net income (loss) as reported	$28,124	$122,861	$(94,737)	$18,344	$(261,385)	$279,729
Preferred stock dividends	(29,168)	(25,782)	(3,386)	(110,279)	(76,593)	(33,686)
Accretion recognized on preferred stock	(2,592)	(2,545)	(47)	(10,213)	(7,736)	(2,477)
Undistributed earnings allocated to preferred stock	-	(75,977)	75,977	-	-	-
Net (loss) income available to common stockholders	$(3,636)	$18,557	$(98,170)	$(102,148)	$(345,714)	$243,566

Weighted-average outstanding common shares (1)	82,505	82,464	41	82,499	82,456	43

(1) The following potential common shares are excluded from diluted (loss) earnings per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options and restricted stock	38,156	2,972		21,664	3,704
Shares related to preferred stock	381,749	337,637		381,749	337,637

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Year Ended
	December 31,		2009 vs	December 31,		2009 vs
(Amounts in thousands)	2009	2008	2008	2009	2008	2008

Money transfer revenue:
Fee and other revenue	$230,649	$217,035	$13,614	$893,076	$870,074	$23,002
Investment revenue	30	420	(390)	163	1,873	(1,710)
Bill payment revenue:
Fee and other revenue	33,099	34,731	(1,632)	134,535	141,169	(6,634)
Investment revenue	25	9	16	76	38	38
Total revenue	263,803	252,195	11,608	1,027,850	1,013,154	14,696

Commissions expense	125,536	121,331	4,205	488,116	491,932	(3,816)
Net revenue	$138,267	$130,864	$7,403	$539,734	$521,222	$18,512

Operating income	$28,967	$29,198	$(231)	$85,047	$139,428	$(54,381)

Operating margin	11.0%	11.6%		8.3%	13.8%

Financial Paper Products
	Three Months Ended			Year Ended
	December 31,		2009 vs	December 31,		2009 vs
(Amounts in thousands)	2009	2008	2008	2009	2008	2008

Money order revenue:
Fee and other revenue	$16,988	$14,995	$1,993	$69,296	$59,954	$9,342
Investment revenue	1,114	5,702	(4,588)	5,584	26,357	(20,773)
Official check revenue:
Fee and other revenue	7,486	4,511	2,975	23,690	18,061	5,629
Investment revenue	4,550	27,687	(23,137)	24,213	133,820	(109,607)
Total revenue	30,138	52,895	(22,757)	122,783	238,192	(115,409)

Commissions expense	2,636	3,476	(840)	8,295	110,310	(102,015)
Net revenue	$27,502	$49,419	$(21,917)	$114,488	$127,882	$(13,394)

Operating income	$1,360	$24,069	$(22,709)	$27,372	$30,169	$(2,797)

Operating margin	4.5%	45.5%		22.3%	12.7%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Amounts in thousands)	2009	2008	2009	2008

Income (loss) before income taxes	$7,818	$20,968	$(2,072)	$(337,191)
Interest expense	28,095	28,389	107,911	95,020
Depreciation and amortization	13,257	14,275	57,091	56,672
Amortization of agent signing bonuses	10,867	9,452	35,280	37,261
EBITDA	60,037	73,084	198,210	(148,238)

Significant items impacting EBITDA:
Net securities (gains) losses	(763)	(10,155)	(7,790)	340,688
Gain on security previously priced at zero	-	(10,456)	-	(10,456)
Severance and related costs (1)	543	-	4,353	16,653
Asset impairment charges (2)	6,062	8,809	18,329	8,809
Stock-based compensation expense	7,105	1,097	14,152	3,691
Net curtailment (gain) loss on benefit plans	(15,537)	-	(14,339)	1,000
Legal accruals (3)	-	-	34,500	-
Valuation loss on embedded derivatives (4)	-	-	-	16,030
Transaction costs related to the recapitalization	-	-	-	7,733
Debt extinguishment loss (5)	-	-	-	1,499
Valuation loss on interest rate swaps (6)	-	-	-	27,735
Adjusted EBITDA	$57,447	$62,379	$247,415	$265,144

(1) Severance and related costs from executive terminations.
(2) Includes impairment charges related to goodwill, intangible assets and fixed assets.
(3) Legal accruals related to a patent lawsuit and a settlement agreement with the Federal Trade Commission.
(4) Change in the fair value of embedded derivatives in our preferred stock.
(5) Relates to the amendment of the Senior Credit Facility during the recapitalization.
(6) Loss upon the termination of interest rate swaps.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(Amounts in thousands, except share and per share data)	2009	2008
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	3,776,824	4,077,381
Receivables, net (substantially restricted)	1,054,381	1,264,885
Trading investments and related put options (substantially restricted)	26,951	47,990
Available-for-sale investments (substantially restricted)	298,633	438,774
Property and equipment	127,972	156,263
Deferred tax assets	15,509	-
Intangible assets	7,680	14,548
Goodwill	425,630	434,337
Other assets	145,790	208,118
Total assets	$5,879,370	$6,642,296

LIABILITIES
Payment service obligations	$4,843,454	$5,437,999
Debt	796,791	978,881
Pension and other postretirement benefits	119,170	130,900
Accounts payable and other liabilities	118,390	121,586
Deferred tax liabilities	-	12,454
Total liabilities	5,877,805	6,681,820

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 800,000 shares authorized, 495,000 shares issued and outstanding	539,084	458,408
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	325,244	283,804
Total mezzanine equity	864,328	742,212

STOCKHOLDERS' DEFICIT
Preferred shares - undesignated, $0.01 par value, 5,000,000 authorized, none issued	-	-
Preferred shares - junior participating, $0.01 par value, 2,000,000 authorized, none issued	-	-
Common shares, $0.01 par value, 1,300,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	-	62,324
Retained loss	(674,664)	(649,254)
Unearned employee benefits	(8)	(424)
Accumulated other comprehensive loss	(35,671)	(42,707)
Treasury stock: 6,040,958 and 5,999,175 shares at December 31, 2009 and December 31, 2008, respectively	(153,306)	(152,561)
Total stockholders' deficit	(862,763)	(781,736)
Total liabilities, mezzanine equity and stockholders' deficit	$5,879,370	$6,642,296

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2009	2009	2009	2009

Cash and cash equivalents	$3,776,824	$3,876,105	$3,973,685	$3,904,783
Receivables, net	1,054,381	958,937	1,098,388	1,117,184
Trading investments and related put options	26,951	25,804	37,309	50,127
Available-for-sale investments	298,633	324,942	357,432	415,827
	5,156,789	5,185,788	5,466,814	5,487,921
Payment service obligations	(4,843,454)	(4,775,290)	(5,079,941)	(5,067,167)
Assets in excess of payment service obligations	$313,335	$410,498	$386,873	$420,754

CONTACT:
MoneyGram International, Inc.
Media:
Lynda Michielutti, 952-591-3846
lmichielutti@moneygram.com
Investors:
Alex Holmes, 720-568-8703
aholmes@moneygram.com